                                                                  EXHIBIT (d)(8)

                     AMERICAN GENERAL LIFE INSURANCE COMPANY

John Doe
1234 Main Street
Houston, TX 77001

Company: All American Life Insurance Company
Policy Number: 12-34-56
Insured or Annuitant: John Doe

                             ASSUMPTION CERTIFICATE

This certificate has been issued as a result of a merger on December 31, 2002 of:

      ALL AMERICAN LIFE INSURANCE COMPANY, an Illinois insurance corporation (All American Life);

      THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY, an Illinois insurance corporation (American Franklin Life); and

      THE FRANKLIN LIFE INSURANCE COMPANY, an Illinois insurance corporation (Franklin Life);

                                      into

      AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas insurance corporation (American General Life), the surviving company.

This is to certify that American General Life hereby assumes all liability for the insurance policy, certificate or annuity contract identified above issued by All American Life, American Franklin Life or Franklin Life (or any predecessor company) the same as if it had been issued originally by American General Life. Benefits under the policy, certificate or annuity contract identified above will not change as a result of this merger.

This certificate is effective December 31, 2002.

Signed at the Home Office of American General Life Insurance Company.

            /s/  ELIZABETH M. TUCK                  /s/  RODNEY O. MARTIN, JR.
            ----------------------                  --------------------------
                  Secretary                                  President

                                    IMPORTANT

This certificate becomes a part of your policy, certificate or annuity contract, and should be attached thereto. All inquiries should be directed to American General Life Insurance Company, 2727-A Allen Parkway, Houston, Texas 77019 (Mailing Address: P.O. Box 4373, Houston, TX 77210-4373).

FOR INFORMATION OR TO MAKE A COMPLAINT, CALL 1-800-231-3655.


AGLC 8204-2002